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                                              Exhibit 12



           MEMORANDUM REGARDING RELIANCE ON ORDER OF THE COMMISSION
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[LOGO OF CHUBB LIFEAMERICA APPEARS HERE]
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One Granite Place, P.0. Box 515, Concord, NH 03302 . (603) 226-5000


                 MEMORANDUM REGARDING RELIANCE ON ORDER OF THE
                      SECURITIES AND EXCHANGE COMMISSION


Registrant, in deducting from premium payments what is commonly referred to as a "DAC tax" charge, will rely on the order of exemption from Section 27(c) (2) of the 1940 Act, and Rules 6e-3 (T) (b) (13) and (c) (4) thereunder, granted on August 10, 1994 to Chubb Life Insurance Company of America ("Chubb Life") and its Chubb Separate Account C; which order also granted relief to certain future policies and separate accounts, including those established by life insurance companies affiliated with Chubb Life. (See Investment Company Act Release No. 20471; File No. 812-8720.)


                                     /s/ Kurt W. Bernlohr

                                     Kurt W. Bernlohr
                                     Assistant Counsel




                   Chubb LifeAmerica is the servicemark of
    Chubb Life Insurance Company of America . The Colonial Life Insurance
                              Company of America
                    Chubb Sovereign Life Insurance Company